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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 9, 2008

                                  ALDEROX, INC.
             (Exact name of registrant as specified in its charter)


            Colorado                      000-26017               58-2222646
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(State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)


940 Calle Amanecer Suite E
San Clemente, California                                                  92673
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(Address of Principal Executive Offices)                             (Zip Code)

       Registrant's telephone number, including area code: (949) 542-7440


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Alderox, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AMENDMENT AND LIMITED WAIVER TO PALA DEBENTURE

On October 10, 2008 we entered into an Amendment and Limited Waiver (the "Amendment") with Pala Investments Holdings Limited ("Pala") that amended the terms of the Secured Convertible Debenture (the "Debenture") we entered into on December 12, 2007. The Debenture and certain related agreements had been previously amended by an Omnibus Amendment entered into on March 28, 2008 (the "First Omnibus Amendment") and a second Omnibus Amendment entered into on July 31, 2008 (the "Second Omnibus Amendment".) The Debenture and the Omnibus Amendments were previously disclosed on Current Reports on Form 8-K respectively filed on December 6, 2008, April 2, 2008, and July 6, 2008.

As amended by the First and Second Omnibus Amendments, the Debenture provided for us to receive up to $8,500,000 from Pala in five tranches under the following schedule:

         o        a first tranche of $3,000,000, which funded in December 2007,

         o a second tranche of $2,000,000, which has not been funded as of the date of this Report and which we are entitled to receive if we meet certain performance benchmarks by December 31, 2008, or which may otherwise be provided at Pala's discretion,

         o        a third tranche of $2,500,00, which funded in March 2008.

         o a fourth tranche of $700,000, which funded on August 5, 2008, and

         o a fifth tranche of $300,000, subject to Pala's discretion, which has not been funded as of the date of this Report.

Pursuant to the Debenture, we have borrowed an aggregate sum of $6,200,000 in principal from Pala. The Debenture carries interest of 12% per annum (or interest at a penalty rate of 16% per annum following an Event of Default), compounding quarterly, matures on December 11, 2010 (the "Maturity Date") and is secured by substantially all of our assets on a first lien basis.

In connection with the funding of the first and third tranches, Pala received warrants for the purchase of 6,200,000 shares of common stock. Pala is also entitled to receive warrants for the purchase of 2,000,000 shares if the second tranche funds and 300,000 shares if the fifth tranche funds. The warrants are each exercisable for one share of our common stock at an exercise price of $0.42 per share.


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DISPUTE WITH PALA

On September 9, 2008, during the course of our annual audit, we determined that one of the representations made by us to Pala in the Debenture was inaccurate. This representation stated that the Company had filed all tax returns and reports as required by law. We had not filed federal or state tax returns, although as a corporation we were required to do so even though we have not been profitable and did not believe that any taxes were due and payable.

We enlisted a tax preparation firm to prepare and file the necessary tax returns and, with their assistance, we have now successfully filed all tax returns and reports which we were required to file prior to the date hereof. As we have not yet achieved positive net income, our income tax liability was limited to a nominal amount of penalties and interest.

Promptly following our discovery of the misrepresentation, we informed Pala of its existence and our intent to cure it. We believed that under the terms of the Debenture, a 14-day cure period was available to us at the time we determined that a misrepresentation had inadvertently been made, and that an Event of Default did not occur under the Debenture as a result of the misrepresentation because all of the required tax returns were filed within the requisite period. Pala disagreed with the Company's interpretation of the Debenture, believing the misrepresentation to be an Event of Default, and on September 29, 2008, sent us written notice alleging Events of Default under the Debenture and accelerating payment of all principal and interest due under the Debenture.

Pala believed that because the tax returns had not been filed, an Event of Default existed under the Debenture as of December 12, 2007, the date we entered into the Debenture. Consequently, Pala claimed interest under the Debenture had accrued since December 12, 2007 at the penalty rate of 16% per annum, rather than at 12% per annum (the rate we have been accruing on our books). Based on the 16% penalty rate we would have owed $6,831,637 to Pala under the Debenture as of September 30, 2008, were an Event of Default to have been determined to have occurred.

Additionally, in its notice, Pala claimed as a separate Event of Default, that the Company was insolvent and unable to pay its debts as they mature. We currently have sufficient funds to meet our immediate obligations, and are entitled under the Debenture to raise additional capital. We do not, therefore, believe that the Company is insolvent or unable to pay its debts as they mature as of the date of this Report. However, as disclosed below, we will need to receive additional operating capital in order to remain solvent.

RESOLUTION OF DISPUTE

On October 3, 2008, Pala retracted their notice of default and acceleration to allow the Company and Pala to negotiate a settlement of the dispute. We have now reached a resolution of these differences on the terms set forth by the Amendment. While neither the Company nor Pala agreed with the other's position regarding the Events of Default, our Board believes that in the current economic

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climate, the uncertainty associated with a prolonged dispute with our largest lender would have put undue financial strain on the Company due to the financial burden of potentially costly and protracted litigation, and, furthermore, would have disrupted the Company in this important period of development.

NEW CONVERSION PRICE, CHANGE IN CONTROL

Pursuant to the Amendment the conversion price for all principal and interest outstanding under the Debenture was revised from $0.13 per share to $0.057 per share, providing Pala with pro forma beneficial ownership of such additional shares of common stock so as to constitute a change in control of the Company.

Because under the new conversion price, we would not have had sufficient authorized shares reserved for all of its outstanding warrants, options, convertible instruments and share rights, Pala agreed that Pala, together with its indirect subsidiary Melior Corp, will not be entitled to receive more than 112,227,673 shares in the aggregate through the conversion of the Debenture or the exercise of warrants until the earlier of March 31, 2009 or such time as the Company increases its authorized shares of stock (the "Share Increase"). Pala consented to the Company implementing the Share Increase and agreed to vote any shares it may acquire as necessary to approve the Share Increase.

In the event Pala exercises its conversion rights under the Debenture, and exercises the 6,200,000 warrants to which it is entitled as of October 10, 2008, Pala would be entitled to receive approximately 112,227,673 shares, constituting approximately 63.1% of our outstanding shares of common stock.

Additionally, as listed below three junior creditors agreed to waive conversion rights on their debt owed by us until we implement the Share Increase, provided that it is implemented by March 1, 2009:

      -------------------------- -----------------------------------------------
      JUNIOR CREDITOR            CONVERTIBLE INSTRUMENT

      -------------------------- -----------------------------------------------
      Canvasback Company Ltd.    Convertible Note Purchase Agreement, dated
                                 October, 17, 2006, as amended

      -------------------------- -----------------------------------------------
      Norman Gish                Convertible Debenture, dated October 23, 2007

      -------------------------- -----------------------------------------------
      Joan                       Gish Convertible Debentures
                                 between the Company and Joan Gish
                                 dated September 10, 2007 and
                                 October 1, 2007

      -------------------------- -----------------------------------------------


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WAIVER OF ALLEGED DEFAULTS

In partial consideration for the rights extended to them by the Amendment, Pala has agreed to waive any remedies it may have under the Debenture arising out of the Company's failure to file our tax returns and any insolvency of the Company prior to the Amendment date. Also, Pala has agreed not to assert any remedies it may have relating to an Event of Default resulting from the Company being or becoming insolvent for 30 days, provided that such waiver does not extend to items which may arise as a consequence of the Company becoming insolvent, such as making a general assignment for the benefit of its creditors or if a receiver is appointed.

SECURITY FILING EXPENSES

We agreed to reimburse Pala for all reasonable expenses necessary to perfect and insure continues perfection of Pala's security interest in our intellectual property under the Debenture

FUTURE FINANCING

It is the Company's expectation that in the near future it will require additional financing to continue its operations. The Company is currently finalizing projections to determine its exact financing requirements, and has reached an oral agreement in principle with Pala for it to provide the Company with the additional finance it requires, subject to Pala's review of such projections and its further due diligence. We can provide no assurance that any such financing will be forthcoming on acceptable terms or at all. In the event this financing from Pala does not materialize and if financing from other sources is not received on terms acceptable to the Company, we will likely become insolvent in the near future. Given the present financial climate and the other items contained in this report, the Company can offer no assurance that it will receive the funds necessary for it to remain solvent.


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SALE OF UNREGISTERED SECURITIES

The securities receivable by Pala pursuant to the Amendment have been offered and sold to Pala in reliance upon exemptions from registration pursuant to Regulation S and Regulation D promulgated under the Securities Act of 1933, as amended. Pala is a non-U.S. person as defined in Rule 502 of Regulation S and an accredited investor as defined by Rule 501 of Regulation D.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN
           OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

ITEM 8.01 OTHER EVENTS

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description
-----------    -----------

4.1 Amendment and Waiver, dated October 10, 2008, between Alderox, Inc. and Pala Investments Holdings Limited.


SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alderox, Inc.

By:   /s/ Michael Davies
  -------------------------------
      Michael Davies, CEO

Dated:   October 13, 2008




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